UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2023

Enovis Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34045

Delaware	001-34045	54-1887631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 Centerville Road, Suite 400 Wilmington, DE	19808
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 252-9160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	ENOV	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Notes

On October 24, 2023, Enovis Corporation, a Delaware corporation (the “Company”) sold to UBS Securities LLC and J.P. Morgan Securities LLC, as representatives (the “Representatives”) of the several initial purchasers (the “Initial Purchasers”), and the Initial Purchasers purchased from the Company, $460 million aggregate principal amount of the Company’s 3.875% Convertible Senior Notes due 2028 (the “Notes”), pursuant to a purchase agreement between the Company and the Representatives dated October 19, 2023. The $460 million aggregate principal amount of Notes included the exercise in full of the option granted by the Company to the Initial Purchasers to purchase up to an additional $60 million aggregate principal amount of the Notes (the “Option”).

The Notes were offered in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), to the Initial Purchasers for initial resale to persons reasonably believed to be qualified institutional buyers pursuant to an exemption from registration provided by Rule 144A promulgated under the Securities Act. The offer and sale of the Notes and the common stock, par value $0.001 per share, of the Company (the “common stock”) issuable upon conversion, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The issuance of common stock upon conversion, if any, is expected to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell nor the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

In connection with the issuance of the Notes, the Company entered into an Indenture, dated October 24, 2023 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee. The terms of the Notes are governed by the Indenture. The Notes will bear interest at a rate of 3.875% per year. Interest on the Notes will accrue from October 24, 2023 and will be payable semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2024. The Notes will mature on October 15, 2028, unless earlier repurchased, redeemed or converted in accordance with their terms prior to such date.

The Notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any indebtedness of the Company that is expressly subordinated in right of payment to the notes; equal in right of payment to any unsecured indebtedness of the Company that is not so subordinated; effectively junior in right of payment to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness, including upon the effectiveness of Amendment No. 1 (the “Amendment”) to the credit agreement, dated as of April 4, 2022 (as amended by the Amendment, the “Credit Agreement”), by and among, amongst others, the Company, as the lead borrower, certain U.S. subsidiaries of the Company identified therein, as guarantors, each of the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and the co-documentation agents named therein, and the revolving credit facility (the “Credit Facility”) and the term loan (the “Term

Loan Facility”) provided thereunder; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries, including the guarantees of certain of the Company’s subsidiaries of the Company’s borrowings under the Term Loan Facility and Credit Facility. The Notes will be structurally junior to all of the debt and other liabilities (including trade payables) of the Company’s subsidiaries.

The net proceeds from the offering of the Notes were approximately $445.1 million, after deducting fees and estimated expenses. Separately, the Company has entered into capped call transactions with certain of the initial purchasers or their respective affiliates (the “option counterparties”). The Company intends to use approximately $62.0 million of the net proceeds from this offering to pay the cost of the capped call transactions. The Company intends to use the remainder of the net proceeds from the offering, together with approximately $400 million of borrowings under the Company’s new Term Loan Facility and cash on hand, to fund the cash purchase price for the pending acquisition of LimaCorporate S.p.A. (the “Lima Acquisition”) which was announced on September 25, 2023, with any remaining proceeds being used for general corporate purposes. Until the Lima Acquisition is consummated, the Company intends to hold the proceeds of the notes in cash and cash equivalents or to pay off existing borrowings under the Credit Facility pending the closing of the transaction. If the Lima Acquisition is not consummated, and the Company does not elect to redeem the notes in connection therewith, the Company intends to use the proceeds the Company would have otherwise used to finance in part the Lima Acquisition for general corporate purposes.

Holders may convert their Notes under the following conditions at any time prior to the close of business on the business day immediately preceding April 15, 2028 in multiples of $1,000 principal amount, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on December 31, 2023 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day;

•	if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or

•	upon the occurrence of specified corporate events as described in the Indenture.

In addition, holders may convert their Notes, in multiples of $1,000 principal amount, at their option at any time beginning on or after April 15, 2028 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. The conversion rate is 17.1474 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $58.32 per share of common stock), subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. Upon conversion, the Company will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted. The Indenture provides for certain events upon which the conversion rate will be increased, but in no event will the conversion rate per $1,000 principal amount of Notes exceed 22.2915 shares of common stock, subject to adjustments as provided in the Indenture.

The events of default, as set forth in the Indenture, include customary events including a default in the payment of principal or interest, failure to comply with the obligation to deliver amounts due upon conversion, failure to give certain notices, failure to comply with the obligations in respect of certain merger transactions, defaults under certain other indebtedness and certain events of bankruptcy and insolvency.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Notes, which are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Capped Call Transactions

In connection with the pricing of the Notes, the Company entered into capped call transactions (the “Base Capped Call Transactions”) with certain of the Initial Purchasers or their respective affiliates (the “Option Counterparties”). On October 24, 2023, in connection with the Initial Purchasers’ exercise of the Option, the Company entered into additional capped call transactions with the Option Counterparties (the “Additional Capped Call Transactions” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”). Collectively, the Capped Call Transactions cover, initially, the number of shares of common stock initially underlying the Notes. The cost of the Capped Call Transactions was approximately $62.0 million.

The Capped Call Transactions are expected generally to mitigate potential dilution to the common stock upon conversion of any Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price per share of common stock, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions. The strike price initially corresponds to the conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes. If, however, the market price per share of common stock exceeds $89.72, the initial cap price of the Capped Call Transactions, there would nevertheless be unmitigated dilution and/or no offset of any cash payments, in each case, attributable to the amount by which the market price of the common stock exceeds the cap price. The cap price is subject to certain adjustments under the terms of the Capped Call Transactions.

The Company will not be required to make any cash payments to the Option Counterparties upon the exercise of the options that are a part of the Capped Call Transactions, but the Company will be entitled to receive from them a number of shares of common stock or an amount of cash generally based on the amount by which the market price per share of common stock exceeds the strike price of the Capped Call Transactions.

The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, are not part of the terms of the Notes and will not change the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions does not purport to be complete, and is qualified in its entirety by reference to the full and complete text of the Form of Capped Call Confirmation, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Agreement Amendment

In connection with the Lima Acquisition, on October 23, 2023 the Company entered into the Amendment. The Amendment provides for the Term Loan Facility, which includes term loan commitments in the aggregate amount of $400 million, which reduced, on a dollar-for-dollar basis, the commitments under that certain commitment letter entered into by the Company on September 22, 2023, with J.P. Morgan Chase Bank, N.A, UBS Securities LLC Credit Suisse AG and UBS AG Stamford Branch, pursuant to which such financial institutions committed to provide the Company with $800 million of bridge financing for the Lima Acquisition. The Term Loan Facility extended to the Company under the Amendment will be available on the date the Lima Acquisition is consummated, will amortize at 1.25%, and mature on April 4, 2027.

Pursuant to the Amendment, effective as of the date of consummation of the Lima Acquisition, (i) all facilities under the Credit Agreement (including the Term Loan Facility) will become secured by certain personal property of the Company and certain of its subsidiaries, subject to limitations and exclusions; (ii) the financial covenant under the Credit Agreement will be adjusted from total leverage ratio to senior secured leverage ratio and will require the senior secured leverage ratio to be no more than 3.75:1.00 with a step down to 3.50:1.00 commencing with the fiscal quarter ending June 30, 2024; (iii) certain changes to the negative covenants will become effective (including restrictions on repayments of junior financing and amendments to junior financing documents); and (iv) certain additional changes will be implemented (including the removal of the guaranty fallaway provision).

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated October 24, 2023, between the Company and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 3.875% Convertible Senior Note due 2028 (included in Exhibit 4.1).

10.1	Form of Capped Call Confirmation.

10.2	Amendment No. 1 to Credit Agreement, dated as of October 23, 2023, by and among the Company, the lenders and guarantors party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

104	Cover Page Interactive Data File, formatted in Inline XBRL, and included as Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2023	ENOVIS CORPORATION

	By:	/s/ Phillip B. Berry
	Name:	Phillip B. Berry
	Title:	Senior Vice President and Chief Financial Officer